                                                                 EXHIBIT 10.15

                               M. KANE & COMPANY, INC.
                                  INVESTMENT BANKERS
                         10877 Wilshire Boulevard, Suite 1102
                              Los Angeles, CA 90024-9998
                                    (310) 208-1166

                                                           Member: NASD/SIPC

                                    March 19, 1997

The Board of Directors
ELECTROPHARMACOLOGY, INC.
2301 N.W. 33rd Court, Suite 102
Pompano Beach, FL 33069


Attention: Mr. Joseph Mooibroek, Chief Executive Officer            CONFIDENTIAL


     This letter agreement ("Agreement") confirms the exclusive engagement of
M. KANE & COMPANY, INC., ("MKC") by Electropharmacology, Inc. and its affiliates, in existence now or hereinafter formed (the "Company") to render certain financial advisory and investment banking services in connection with a prospective business combination "Combination" (as hereinafter defined in Appendix A attached hereto and incorporated herein by reference) with "Third Parties" (as hereinafter defined in Appendix C attached hereto and incorporated herein by reference).

1.0    SERVICES.  MKC agrees to perform the following services (the
       "Services"):

1.0.1 review the recent historical financial information and business operations, prospects and forecasts of future financial results of the Company which are made available to MKC by the Company and such other matters as MKC deems relevant to enable it to render financial advice and assistance to the Company;

1.0.2 derive the current (baseline) enterprise value of the Company on an aggregate and market value basis;

1.0.3 identify, with the Company, potential entities with which the Company may desire to form a Combination, which shall be listed from time to time on Appendix C attached hereto and incorporated herein by reference ("Third Parties");

1.0.4 assist the Company to compile information in a form determined by MKC that describes the Company and its operations, management and financial data, and other data furnished by the Company, to be circulated to selected Third Parties on a confidential basis (in view of the accelerated schedule on which the Company requires a prospective Combination, the Company acknowledges that there is insufficient time to produce a formal Confidential Memorandum and that MKC and Third Parties will be relying primarily on the Company's publicly filed documents, supplemented by the Company's financial projections);

1.0.5  approach Third Parties as the Company directs;

1.0.6 as necessary to potential proposed Combinations, review the recent historical financial information and business operations, prospects and forecasts of future financial results of Third Parties which are made available to MKC by the Company or such Third Parties and such other matters as MKC deems relevant to enable it to render financial advice and assistance to the Company;

1.0.7 advise the Company as to the developing financial aspects relating to the execution of the selected Combination and assist the Company to evaluate and configure possible financial structures for a potential Combination;

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                                                      ELECTROPHARMACOLOGY, INC.
                                                                 March 19, 1997
                                                                         Page 2

1.0.8 assist the Company to negotiate the principal economic terms and conditions relating to a "Combination" and assist Company counsel to assure that the "Combination Documents" (as defined in Section 1.2, below) prepared to effectuate the Combination conform to such principal economic terms and conditions; and

1.0.9 at the Company's option, render an opinion as to the fairness of the Combination, from a financial point of view, to the shareholders of the Company ("Fairness Opinion").

1.2 INTEGRITY OF INFORMATION. The Company recognizes and confirms that in providing the Services, MKC will be using and relying upon data, material and other information furnished by the Company and its respective employees and representatives ("Information"). The Company hereby agrees and represents that all Information furnished to MKC by the Company in connection with this Agreement shall be accurate and complete in all material respects at the time furnished and that if such Information, in whole or in part, becomes materially inaccurate, misleading or incomplete during the term of MKC's engagement hereunder, the Company will so advise MKC in writing and correct any such inaccuracy or omission. Accordingly, MKC assumes no responsibility for the accuracy and completeness of such Information. MKC will not be required to make an independent verification of any Information or independent evaluation of the Company's assets and liabilities. All Information concerning the Company so furnished that is not publicly available will be treated in strict confidence and will not be revealed by MKC unless legally compelled. The Company agrees that it and its counsel are responsible for ensuring that a Combination, including any legal agreements, applications or other materials used in the Combination (the "Combination Documents"), will comply in all respects with applicable law.

2.0 COMPENSATION: The Company agrees to pay MKC via wire transfer the following cash fees for the Services as follows, time being of the essence and all such payments to be fully earned when paid (the "Compensation"):

2.1 a non-refundable cash Advisory Retainer (the "Advisory Retainer"), payable at the rate of $10,000 per month, commencing upon the execution of this Agreement to start the engagement, and thereafter at the beginning of each month during which Services are to be rendered, on a month to month basis, based on the continuing viability of the Company so as to be able to effectuate a Combination at any meaningful level of "Consideration" (as hereinafter defined in Appendix A, attached hereto and incorporated herein by reference), as determined in good faith by the Company. Any suspension by the Company, or waiver by MKC upon Company request, of these Advisory Retainer payments: (A) will permit MKC to suspend, at its sole discretion, substantial time and effort on new activities under this engagement for the ensuing month for which no Advisory Retainer payment has been made; and (B) will not constitute a waiver by MKC of, or relieve the Company of the obligation to pay, any of the other Compensation set forth in this Agreement or to reimburse MKC expenses as set forth in Section 3.0 of this Agreement.

2.2 The aggregate cash success fee for a Combination (the "Success Fee") shall be the greater of $250,000 or two percent (2%) of the "Consideration" (as hereinafter defined in Appendix A, attached hereto and incorporated herein by reference) received. Upon the date of execution by the Company of an agreement with a Third Party expressing an intent to enter into a Combination at any time, the stated Consideration and other material provisions within which are acceptable to the Company, the Company will remit to

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M. KANE & COMPANY, INC.
INVESTMENT BANKERS
COMPLEX BUSINESS, TECHNOLOGY OR TRANSACTION: RESOURCEFUL FINANCIAL ADVISORY

                                                      ELECTROPHARMACOLOGY, INC.
                                                                 March 19, 1997
                                                                         Page 3

       MKC a non-refundable fifty thousand dollars ($50,000), upon receipt of at least that amount from a Third Party (the "Milestone Success Fee") which shall be credited against (i.e., deducted from) the aggregate Success Fee. The balance of the Success Fee (that is, the applicable Success Fee, less the Milestone Success Fee), shall be paid in full via wire transfer at and through the earlier of the first closing of the Combination, or the first time the Company, any shareholder and/or creditor of the Company receives any "Consideration" (as hereinafter defined in Appendix A) from a Third Party in connection with any Combination;

2.3 a Fairness Opinion Fee (the "Fairness Opinion Fee") equal to $100,000 upon the delivery of the Fairness Opinion to the Board of Directors, in writing; and

2.4 if MKC assists the Company in arranging a transaction other than that which is contemplated herein, the Company agrees to pay MKC mutually acceptable compensation taking into account, among other things, the results obtained and the custom and practice among investment bankers acting in similar transactions.

3.0 EXPENSES. In addition to the Compensation provided for hereunder, and irrespective of whether a Combination is consummated, the Company agrees to reimburse MKC for all of its reasonable out-of-pocket fees and expenses arising out of MKC's engagement hereunder, not to exceed $10,000 without the Company's permission, which shall not be unreasonably withheld. Reasonable out-of-pocket fees and expenses include, but are not limited to, such costs as travel, accommodations, telephone, telex, courier service, copying, direct computer and data base expenses, secretarial overtime, fees and disbursements of legal counsel and accountants and transaction closing announcements ("Expenses"). All Expenses will be accounted for and invoiced monthly, and are payable within thirty (30) days of submission to the Company. All Expenses not previously reimbursed shall be due and payable on the effective date of "Expiration" or "Termination" (as hereinafter defined). This Paragraph 3 shall survive the termination or expiration of this Agreement.

4.0 INDEMNIFICATION. Execution of this Agreement shall obligate the Company to the indemnification terms set forth in Appendix B attached hereto and incorporated herein by reference as if fully set forth below. This Paragraph 4 shall survive the termination or expiration of this Agreement.

5.0 TERM. The term ("Term") of this engagement shall extend twelve (12) months from the date hereof. Any party may terminate this Agreement at any time by giving the other party at least thirty (30) days prior written notice of any such termination. Upon termination or expiration the Company shall pay to MKC all Compensation earned and all unpaid Expenses incurred to the date thereof. MKC shall be entitled to the Success Fee, as set forth in Paragraph 2, if a Combination is consummated with any Third Party listed on Appendix C within twenty four (24) months of the termination or expiration of this Agreement.

6.0 DISCLOSURE. The Services or financial advice to be provided by MKC under this Agreement shall not be disclosed publicly nor made available to third parties either by MKC or by the Company without the other party's prior written approval, except as required by law.

7.0 LIMITATION. The Company recognizes that MKC has been retained only by the Company, and that the Company's engagement of MKC is not deemed to be on behalf of, and is not intended to confer rights upon, any individual shareholder, owner, creditor or partner of the Company (differentially to any other within the same

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M. KANE & COMPANY, INC.
INVESTMENT BANKERS
COMPLEX BUSINESS, TECHNOLOGY OR TRANSACTION: RESOURCEFUL FINANCIAL ADVISORY

                                                      ELECTROPHARMACOLOGY, INC.
                                                                 March 19, 1997
                                                                         Page 4

class) or any other person not a party hereto as against MKC or any of MKC's affiliates or the respective directors, officers, agents, employees or representatives of either MKC or any of MKC's affiliates. Unless otherwise expressly agreed, no one other than the Company is authorized to rely upon the engagement of MKC hereunder or any statements, advice, opinions or conduct by MKC.

8.0 PUBLICITY. The Company and MKC mutually agree that any references to MKC or the Company, or any affiliate of MKC or the Company, in any release or communication, is subject to MKC's and the Company's prior written approval, which consent will not be unreasonably withheld. If either MKC resigns or is terminated prior to the dissemination of any Combination Document or any other release or communication, reference made therein to MKC shall be at MKC's express written option. If a Combination is consummated, the Company hereby grants permission to MKC to place an appropriate announcement in the Wall Street Journal and such other newspapers and periodicals as the Company and MKC shall mutually determine, stating the essential facts of the Combination and the capacity within which MKC acted in connection with the Combination, after review and approval by the Company, which shall not be unreasonably withheld.

9.0 EXCLUSIVITY. The Company agrees to retain MKC on an exclusive basis to perform the Services with respect to a Combination with any Third Party listed on Appendix C until the expiration or termination of this Agreement. If the Company or any of its management or directors receives an inquiry concerning a possible Combination from any party, they will promptly inform MKC of the party's prospective interest in order that MKC can assess that party's interest and determine whether that party should be considered for a Combination.

10.0 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE AND MAY NOT BE AMENDED OR MODIFIED EXCEPT IN A WRITING SIGNED BY ALL PARTIES.

11.0 SUCCESSORS. This Agreement and all rights and obligations thereunder shall be binding upon and inure to the benefit of each party's successors, but may not be assigned without the prior written consent of the other party.

12.0 THIRD PARTY SERVICES. MKC will not be liable for, or have its compensation reduced by, any obligation the Company or anyone else may incur to a third party for that third party's services in connection with any Combination contemplated hereby.

13.0 MEDIATION/ARBITRATION. Mindful of the high costs of litigation, not only in dollars but time and energy as well, the parties intend to and do hereby establish a quick, final and binding out of court dispute resolution procedure to be followed in the unlikely event any controversy should arise out of or concerning the performance of this agreement, other than with respect to matters within the ambit of the of the indemnification terms set forth in Appendix B and the determination of the Consideration in Appendix A, as to which the terms contained in those Appendices, respectively, shall be controlling. Accordingly, the parties do hereby covenant and agree as follows: any controversy, dispute, or claim of whatever nature arising out of, in connection with, or in relation to the interpretation, performance or breach of this agreement, including any claim based on contract, tort, or statute (other than those contemplated by the indemnification terms set forth in Appendix B and the determination of Consideration set forth in Appendix A, in which case those Appendices, respectively, shall be controlling) shall be resolved at the request of any party to this agreement through a two-step dispute resolution process administered by either the American Arbitration Association ("AAA") or JAMS/ENDISPUTE involving first mediation with a

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M. KANE & COMPANY, INC.
INVESTMENT BANKERS
COMPLEX BUSINESS, TECHNOLOGY OR TRANSACTION: RESOURCEFUL FINANCIAL ADVISORY

                                                      ELECTROPHARMACOLOGY, INC.
                                                                 March 19, 1997
                                                                         Page 5

panel member from the AAA or JAMS/ENDISPUTE panel followed, if necessary, by final and binding arbitration conducted at a location determined by the arbitrator in West Los Angeles, California administered by and in accordance with the then existing Rules of Practice and Procedure of AAA or JAMS/ENDISPUTE, and judgment upon any award rendered by the arbitrator(s) may be entered by any State or Federal Court having jurisdiction thereof.

     Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter. We look forward to working with you on this assignment.

Very truly yours,
                                            Agreed to and Accepted this
M. KANE & COMPANY, INC.                     26th day of March 1997.



By:   /s/  MICHAEL W. KANE                  ELECTROPHARMACOLOGY, INC.
   -------------------------------------
   Michael W. Kane
   President


                                            By: /s/  JOSEPH MOOIBROEK
                                               ------------------------------
                                               Mr. Joseph Mooibroek
                                               Chief Executive Officer


















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M. KANE & COMPANY, INC.
INVESTMENT BANKERS
COMPLEX BUSINESS, TECHNOLOGY OR TRANSACTION: RESOURCEFUL FINANCIAL ADVISORY

                                                      ELECTROPHARMACOLOGY, INC.
                                                                 March 19, 1997
                                                                         Page 6

                                      APPENDIX A


A.1 DEFINITIONS. In the context of this Agreement, the following terms shall be defined as follows:

A.1.1 COMBINATION: a sale, merger, consolidation or acquisition, or any other business combination of the Company with another entity, without regard to form; the disposition of the securities, businesses or assets of the Company to another entity without regard to form; or any other corporate combination, or similar transactions or series of transactions, including, but not limited to, a joint venture, earn-out, licensing or royalty agreement involving a substantial portion of the Company's products or service lines wherein the "Consideration" (as hereinafter defined) received is conveyed directly to the Company's shareholders or creditors or is conveyed to the Company's treasury and is intended or used to redeem, repurchase or otherwise liquefy the equity interest of any shareholder or to repay the long-term debt claim of any creditor.

A.1.2 CONSIDERATION: In the context of this agreement, "Consideration" means cash, securities (including, but not limited to stock, warrants or notes) and any other form of consideration (including, the assumption or the repayment of existing Company debt) received by the Company, its shareholders and/or creditors. If part or all of the Consideration is represented by securities publicly traded prior to the consummation of a Combination, the value thereof shall be determined by the average sale price for such securities for the last ten (10) trading days prior to the consummation of a Combination. If part or all of the Consideration received is newly-issued securities, the average last sale price for such securities for the first ten (10) trading days subsequent to the consummation of a Combination shall be used in determination of the Consideration for the purpose of computing that portion of the Success Fee, which shall be due and payable via wire transfer on the eleventh trading day. In the event that part or all of the Consideration received is newly-issued securities for which no market exists, the fair value of such securities as determined in good faith by the parties shall be used in determination of the Consideration, for the purpose of computing that portion of the Success Fee. In the event that the value of the securities component of the Consideration is valued subsequent to such closing pursuant hereto, then the Success Fee will be adjusted accordingly. Any such adjustment will be due and payable upon demand.
       In the event that all or a portion of the Consideration is structured as future cash or stock payments, then the maximum contractually defined amount of such payments shall be discounted as follows for the purpose of computing this component of Consideration to in turn determine Compensation hereunder: (i) if Fixed as to amount and timing, then this component of the Consideration shall be valued on a net present value basis using the six-month U.S. T-bill rate as the discount rate; and (ii) if contingent as to amount and timing (e.g., a percentage-based earn-out), then this component of the Consideration shall be valued on a net present value basis using the six-month U.S. T-bill rate plus 8.30% as the discount rate. The discounted period shall be the lesser of the maximum period contemplated in the Combination Documents or five (5) years. Any inability to agree upon the value of securities or contingent payments will be resolved through submission to binding arbitration before the National Association of Securities Dealers, Inc.

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M. KANE & COMPANY, INC.
INVESTMENT BANKERS
COMPLEX BUSINESS, TECHNOLOGY OR TRANSACTION: RESOURCEFUL FINANCIAL ADVISORY

                                                      ELECTROPHARMACOLOGY, INC.
                                                                 March 19, 1997
                                                                         Page 7

                                      APPENDIX B


The Company agrees to indemnify MKC, including M. Kane & Company, Inc., its employees, directors, officers, agents, affiliates, and each person, if any, who controls it within the meaning of either Section 20 of The Securities Exchange Act of 1934 or Section 15 of The Securities Act of 1933 (each such person, including M. Kane & Company, Inc. is referred to as an "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (including, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation or providing evidence for, or defense of, any threatened or pending claim, action or proceeding, whether or not resulting in any liability) ("Damages"), as and when incurred, to which such Indemnified Party, in connection with its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to, liability (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make the statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act, or (iii) arising out of MKC's engagement or the rendering by any Indemnified Party of its services under this Agreement; provided, however, that the Company will not be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that the Indemnified Parties shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the retention of MKC, except to the extent such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from gross negligence, bad faith or willful misconduct.

If for any reason other than a final non-appealable judgment finding any Indemnified Party liable for Damages for its gross negligence, bad faith or willful misconduct the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and MKC on the other, but also the relative fault of the Company and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the amount of Compensation actually received and retained by MKC hereunder after deduction of all applicable taxes to which the Indemnified Parties are subject. Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party's defense is unique or separate to it as the case may be, as opposed to a defense pertaining to the Company. In any event, the Indemnified Party shall have the right to retain counsel reasonably satisfactory to the Company, at the Company's expense, to represent it in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Company and the Company's counsel in the defense of such claim or action, it being understood, however, that the Company shall not, in connection with any such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, for all the Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. In the event that the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel reasonably satisfactory to the Company, at the Company's expense, to defend such claim or action. The omission by an Indemnified Party to promptly notify the Company of the receipt or commencement of any claim or action in respect of which indemnity may be sought will relieve the Company from any liability the Company may have to such Indemnified Party only to the extent that such a delay in notification materially prejudices the Company's defense of such claim or action. The Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld or delayed. Any obligation pursuant to this Appendix A shall survive the termination or expiration of this Agreement.


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M. KANE & COMPANY, INC.
INVESTMENT BANKERS
COMPLEX BUSINESS, TECHNOLOGY OR TRANSACTION: RESOURCEFUL FINANCIAL ADVISORY

                                                      ELECTROPHARMACOLOGY, INC.
                                                                 March 19, 1997
                                                                         Page 8

                                   APPENDIX C


                                 "Third Parties"

                                                           INITIALS

1.   National Patient Care Systems            2/19/97      MWK/R  3/20/97
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.

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M. KANE & COMPANY, INC.
INVESTMENT BANKERS
COMPLEX BUSINESS, TECHNOLOGY OR TRANSACTION: RESOURCEFUL FINANCIAL ADVISORY